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The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated June 27, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Linked Securities
Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked to a Defense Basket due July 21, 2028

▗ Linked to an approximately equally-weighted basket (the “Basket”) comprised of the common stock of Lockheed Martin Corporation (33.34%), the common stock of Northrop Grumman Corporation (33.33%) and the common stock of RTX Corporation (33.33%)

▗ Unlike ordinary debt securities, the securities do not pay interest and provide for a minimum payment at maturity equal to only 90% of the face amount. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Basket from its starting level to its ending level. The maturity payment amount will reflect the following terms:

▗ If the level of the Basket increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the Basket from the starting level, subject to a maximum return at maturity of at least 40.00% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,400.00

▗ If the level of the Basket remains unchanged, you will receive the face amount

▗ If the level of the Basket decreases, you will have 1-to-1 downside exposure to the first 10% decrease in the level of the Basket from the starting level to the ending level and you may lose up to 10% of the face amount

▗  Investors may lose up to 10% of the face amount

▗ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

▗ No periodic interest payments or dividends

▗ No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $925.48 (92.548%) and $955.48 (95.548%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$28.25	$971.75
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $28.25 (2.825%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 (2.00%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Basket:

An approximately equally-weighted basket (the “Basket”) comprised of the following basket components (each referred to as a “basket component,” and collectively as the “basket components”). Each basket component, its weighting percentage and its initial component price are set forth below:

Basket Component

Weighting Percentage

Initial Component Price*

Lockheed Martin Corporation

33.34%

$[•]

RTX Corporation

33.33%

$[•]

Northrop Grumman Corporation

33.33%

$[•]

For each basket component, the initial component price is its stock closing price on the pricing date. “Closing price” with respect to each basket component has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Pricing Date*:	July 18, 2025.
Issue Date*:	July 23, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i) $1,000 × basket return × upside participation rate; and

(ii) the maximum return; or

• if the ending level is less than or equal to the starting level, the greater of;

(i) $1,000 + ($1,000 × basket return); and

(ii) the minimum payment at maturity

If the level of the Basket decreases, you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and you may lose up to 10% of the face amount of your securities at maturity.

Stated Maturity Date*:	July 21, 2028, subject to postponement. The securities are not subject to redemption by the Bank or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Level:	100.00
Ending Level:

The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100.00 and (ii) an amount equal to 1 plus the sum of: (A) 33.34% of the component return of Lockheed Martin Corporation; (B) 33.33% of the component return of RTX Corporation; and (C) 33.33% of the component return of Northrop Grumman Corporation.

Maximum Return:

The “maximum return” will be determined on the pricing date and will be at least 40.00% of the face amount per security (at least $400.00 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $1,400.00 per security.

Minimum Payment at Maturity:	$900.00 per security (90% of the face amount)

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Upside Participation Rate:	100%.
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Component Return

For each basket component, the “component return” is the percentage change from its initial component price to its final component price, measured as follows:

final component price – initial component price

initial component price

Stock Closing Price:

For each basket component, the stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Final Component Price:	For each basket component, the “final component price” will be its stock closing price on the calculation day
Calculation Day*:	July 18, 2028, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $28.25 (2.825%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $20.00 (2.00%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06418VZM9 / US06418VZM98

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek unleveraged exposure to the upside performance of the Basket if the ending level is greater than the starting level, subject to the maximum return at maturity of at least 40.00% (to be determined on the pricing date) of the face amount;

◼ desire to limit downside exposure to the Basket through the minimum payment at maturity;

◼ are willing to accept the risk that, if the ending level is less than or equal to the starting level, they will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and may lose up to 10% of the face amount per security at maturity;

◼ are willing to forgo interest payments on the securities and dividends on the basket components; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ are unwilling to accept the risk that the ending level of the Basket may decrease from the starting level, in which case they will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and may lose up to 10% of the face amount per security at maturity;

◼ seek uncapped exposure to the upside performance of the Basket;

◼ seek full return of the face amount of the securities at stated maturity;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◼ seek current income;

◼ are unwilling to accept the risk of exposure to the Basket or the basket components;

◼ seek exposure to the Basket and the basket components but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

◼ are unwilling to accept the credit risk of the Bank; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the discussions elsewhere herein.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Level Is Less Than The Starting Level, You Will Lose Some, And Possibly Up To 10%, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the Basket relative to the starting level and the other terms of the securities. Because the level of the Basket will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending level is less than the starting level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the first 10% decline in the level of the Basket from the starting level to the ending level and you may lose up to 10% of the face amount per security at maturity. This is the case even if the level of the Basket is greater than the starting level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities.

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Basket Or The Basket Components.

The opportunity to participate in the possible increases in the level of the Basket and the prices of the Basket Components through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Therefore, your return on the securities may be lower than the return on a direct investment in the Basket or the basket components.

Changes In The Stock Closing Prices Of The Basket Components May Offset Each Other.

Changes in the stock closing prices of the basket components may not correlate with each other. Even if the final component price of a basket component increases, the final component price of another basket component may not increase as much or may even decline. Therefore, in calculating the ending level of the Basket, an increase in the final component price of a basket component may be moderated, wholly offset or reversed by a lesser increase or a decline in the final component price of another basket component.

You Will Be Subject To Risks Resulting From The Relationship Among The Basket Components.

The less correlated the basket components, the more likely it is that any one of the basket components will be performing poorly at any time over the term of the securities, in which case this may moderate, wholly offset or even reverse any increases in any other basket component as discussed above under “— Changes In The Stock Closing Prices Of The Basket Components May Offset Each Other”. It is impossible to predict the relationship of the basket components over the term of the securities.

Further, the performances of the basket components may become highly correlated during periods of declining levels. This may occur because of events that have broad effects on markets generally or on the basket components specifically. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline of the Basket from the starting level to the ending level. These effects may be amplified because each basket component operates in the same sector, as described further under “— Risks Relating To The Basket and the Basket Components — The Securities Are Subject To Sector Concentration Risk” below.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities is determined by reference to the Bank's internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

If The Level Of The Basket Changes, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Basket or the basket components. Changes in the level of the Basket or the basket components may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the Basket over the full term of the security, (ii) volatility of the level of the Basket and the market's perception of future volatility of the level of the Basket, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the basket components and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the Basket and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Basket And The Basket Components

The Securities Are Subject To The Single Stock Risk Of Each Basket Component.

The price of a basket component can rise or fall sharply due to factors specific to that basket component and its issuer (each, a “basket component issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions

The Securities Are Subject To Sector Concentration Risk.

The securities are subject to sector concentration risk because each basket component operates in the same sector, as described below under “Information Regarding the Basket Components”. The performance of these companies is subject to a number of complex and unpredictable factors such as government regulation, supply and demand for the products and services produced or offered by such companies and industry competition. Any negative developments may have a negative effect on the basket component issuers and, in turn, may have a material adverse effect on the value of, and return on, the securities. By investing in the securities, you will not benefit from the diversification which could result from an investment linked to the performance of companies that operate in multiple sectors.

The Maturity Payment Amount Will Depend Upon The Performance Of The Basket And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Basket Components. Investing in the securities is not equivalent to investing in the basket components. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the basket components for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the basket components would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

●We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.

●None Of Us, The Agents Or Our Or Their Respective Affiliates Have Any Affiliation With Any Underlying Stock Issuer Or Have Independently Verified Their Public Disclosure Of Information.

●You Have Limited Anti-dilution Protection.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

● Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day with respect to a basket component. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual initial component price for any basket component. The hypothetical initial component price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component price for any basket component. The actual initial component price for each basket component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	100.00%
Hypothetical Maximum Return:	40.00% or $400.00 per security (based on the minimum possible maximum return specified herein)
Hypothetical Initial Component Price:	For each basket component, $100.00
Starting Level:	100.00
Minimum Payment at Maturity:	$900.00 (90% of the face amount)

Hypothetical Payout Profile

100% of Underlying Stock Return, to Maximum Return
40.00%
90% Minimum Payment at Maturity
Security Return at Maturity
Underlying Stock Return at Maturity
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
-10%
0%
20%
40%
60%
80%
Hypothetical Security Return
Hypothetical Index Return

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
150.00	50.00%	$1,400.00	40.00%
140.00	40.00%	$1,400.00	40.00%
130.00	30.00%	$1,300.90	30.00%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$950.00	-5.00%
90.00	-10.00%	$900.00	-10.00%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$900.00	-10.00%
60.00	-40.00%	$900.00	-10.00%
50.00	-50.00%	$900.00	-10.00%
25.00	-75.00%	$900.00	-10.00%
0.00	-100.00%	$900.00	-10.00%

(1) The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Hypothetical Examples

Example 1. Maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:

	Lockheed Martin Corporation	Northrop Grumman Corporation	RTX Corporation
Hypothetical Initial Component Price:	$100.00	$100.00	$100.00
Hypothetical Final Component Price:	$110.00	$130.00	$120.00
Hypothetical Component Return (final component price – initial component price)/initial component price:	10.00%	30.00%	20.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × 10.00%) + (33.33% × 30.00%) + (33.33% × 20.00%)] = 120.00

The basket return in this example is equal to 20.00%.

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)  $1,000 × basket return × upside participation rate

= $1,000 × 20.00% × 100.00%

= $200.00; and

(ii)  the maximum return of $400.00

On the stated maturity date you would receive $1,200.00 per security.

Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:

	Lockheed Martin Corporation	Northrop Grumman Corporation	RTX Corporation
Hypothetical Initial Component Price:	$100.00	$100.00	$100.00
Hypothetical Final Component Price:	$160.00	$165.00	$140.00
Hypothetical Component Return (final component price – initial component price)/initial component price:	60.00%	65.00%	40.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × 60.00%) + (33.33% × 65.00%) + (33.33% × 40.00%)] = 155.00

The basket return in this example is equal to 55.00%.

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)  $1,000 × basket return × upside participation rate

= $1,000 × 55.00% × 100.00%

= $550.00; and

(ii)  the maximum return of $400.00

On the stated maturity date you would receive $1,400.00 per security, which is the maximum maturity payment amount.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Example 3. Maturity payment amount is less than the face amount and reflects a return that is greater than the minimum payment at maturity:

	Lockheed Martin Corporation	Northrop Grumman Corporation	RTX Corporation
Hypothetical Initial Component Price:	$100.00	$100.00	$100.00
Hypothetical Final Component Price:	$95.00	$95.00	$95.00
Hypothetical Component Return (final component price – initial component price)/initial component price:	-5.00%	-5.00%	-5.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × -5.00%) + (33.33% × -5.00%) + (33.33% × -5.00%)] = 95.00

The basket return in this example is equal to -5.00%.

Because the hypothetical ending level is less than the hypothetical starting level, the maturity payment amount per security would equal the greater of:

(i)$1,000 + ($1,000 × basket return);

= $1,000 + ($1,000 × -5.00%)

= $950.00; and

(ii) the minimum payment at maturity of $900.00

On the stated maturity date you would receive $950.00 per security.

Example 4. Maturity payment amount is less than the face amount:

	Lockheed Martin Corporation	Northrop Grumman Corporation	RTX Corporation
Hypothetical Initial Component Price:	$100.00	$100.00	$100.00
Hypothetical Final Component Price:	$70.00	$60.00	$50.00
Hypothetical Component Return (final component price – initial component price)/initial component price:	-30.00%	-40.00%	-50.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (33.34% × -30.00%) + (33.33% × -40.00%) + (33.33% × -50.00%)] = -60.00

The basket return in this example is equal to -40.00%.

Because the hypothetical ending level is less than the hypothetical starting level, the maturity payment amount per security would equal the greater of:

(i)$1,000 + ($1,000 × basket return);

= $1,000 + ($1,000 × -40.00%)

= $600.00; and

(ii) the minimum payment at maturity of $900.00

On the stated maturity date you would receive $900.00 per security.

This example illustrates that the securities provide for the repayment of 90% of the face amount at maturity even in scenarios in which the level of the Basket declines significantly from the starting level to the ending level (subject to our credit risk).

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Hypothetical Historical Performance of the Basket

The Basket will represent an approximately equally-weighted portfolio of the following approximately equally-weighted basket components, with the return of each basket component having the weighting percentage noted parenthetically: the common stock of Lockheed Martin Corporation (33.34%); the common stock of Northrop Grumman Corporation (33.33%); and the common stock of RTX Corporation (33.33%). The level of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see the information provided herein.

While historical information on the level of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2020 to June 26, 2025, assuming that the Basket was constructed on January 1, 2020 with a starting level of 100.00 and that each of the basket components had the applicable weighting as of such day.

The hypothetical historical Basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

Basket Hypothetical Historical Performance

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Information Regarding the Basket Components

Lockheed Martin Corporation

According to publicly available information, Lockheed Martin Corporation (“Lockheed Martin”) is a security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. Information filed by Lockheed Martin with the SEC can be located by reference to its SEC file number: 001-11437, or its CIK Code: 0000936468. Lockheed Martin’s common stock is listed on the New York Stock Exchange under the ticker symbol “LMT”.

Historical Information

We obtained the stock closing prices of the basket component in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily stock closing prices of the common stock of Lockheed Martin for the period from January 1, 2020 to June 26, 2025. The stock closing price on June 26, 2025 was $457.90. The historical performance of the basket component should not be taken as an indication of the future performance of the basket component during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the basket component. We cannot give you assurance that the performance of the basket component will result in any positive return on your investment.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Northrop Grumman Corporation

According to publicly available information, Northrop Grumman Corporation (“Northrop”) is a security company that offers platforms, systems and technologies in autonomous systems, cyber, command, control, communications and computers, intelligence, surveillance, reconnaissance, space, strike and logistics. Information filed by Northrop with the SEC can be located by reference to its SEC file number: 001-16411, or its CIK Code: 0001133421. Northrop’s common stock is listed on the New York Stock Exchange under the ticker symbol “NOC”.

Historical Information

We obtained the stock closing prices of the basket component in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily stock closing prices of the common stock of Northrop for the period from January 1, 2020 to June 26, 2025. The stock closing price on June 26, 2025 was $493.66. The historical performance of the basket component should not be taken as an indication of the future performance of the basket component during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the basket component. We cannot give you assurance that the performance of the basket component will result in any positive return on your investment.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

RTX Corporation

According to publicly available information, RTX Corporation (“RTX”) is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. Information filed by RTX with the SEC can be located by reference to its SEC file number: 001-00812, or its CIK Code: 0000101829. RTX’s common stock is listed on the New York Stock Exchange under the ticker symbol “RTX”.

Historical Information

We obtained the stock closing prices of the basket component in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily stock closing prices of the common stock of RTX for the period from January 1, 2020 to June 26, 2025. The stock closing price on June 26, 2025 was $142.67. The historical performance of the basket component should not be taken as an indication of the future performance of the basket component during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the basket component. We cannot give you assurance that the performance of the basket component will result in any positive return on your investment.

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as contingent payment debt instruments (“CPDI”) subject to taxation under the “noncontingent bond method”. If your securities are so treated, you should generally be required to report original issue discount (“OID”) or interest income based on the "comparable yield" and a "projected payment schedule" established by us solely for purposes of determining interest accruals and adjustments with respect to the securities. The noncontingent bond method will result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a CPDI is equal to the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. In general, because similar fixed rate debt instruments issued by us are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the original issue date and the spread. However, a special rule provides that the comparable yield may not be less than the “applicable federal rate” published by the Treasury.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes the projected amount for the contingent payment to be made under the CPDI, adjusted to produce the comparable yield. We have determined that the comparable yield for the securities is equal to [●]% per annum, compounded semi-annually, with a projected payment at maturity of $[●] based on an investment of $1,000. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual contingent amount that we will pay on a security.

Based on this comparable yield, if you are an initial holder that holds a security until maturity and you calculate your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary interest income from the security, not taking into account any positive or negative adjustments you may be required to take into account based on actual payments on such security:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 Security)	Total Interest Deemed to have Accrued from Original Issue Date (per $1,000 Security) as of End of Accrual Period
Original Issue Date through January 23, 2026	$[●]	$[●]
January 23, 2026 through July 23, 2026	$[●]	$[●]
July 23, 2026 through January 23, 2027	$[●]	$[●]
January 23, 2027 through July 23, 2027	$[●]	$[●]
July 23, 2027 through January 23, 2028	$[●]	$[●]
January 23, 2028 through Maturity Date	$[●]	$[●]

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Principal at Risk Securities Linked a Defense Basket due July 21, 2028

A U.S. holder of the securities is required to use our projected payment schedule to determine its interest accruals and adjustments, unless such holder determines that our projected payment schedule is unreasonable, in which case such holder must disclose its own projected payment schedule in connection with its U.S. federal income tax return and the reason(s) why it is not using our projected payment schedule.

If the actual amount of the contingent payment at maturity is different from the amount reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its OID accruals under the noncontingent bond method described above when that amount is paid. An adjustment arising from the contingent payment made at maturity that is greater than the assumed amount of such payment is referred to as a “positive adjustment”; an adjustment arising from the contingent payment at maturity that is less than the assumed amount of such payment is referred to as a “negative adjustment”. Any positive adjustment for a taxable year is treated as additional OID income of the U.S. holder. Any net negative adjustment reduces any OID on a security for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of OID accrued in prior years.

In general, a U.S. holder’s basis in a security generally will equal the cost of the security increased by the amount of OID previously accrued by such holder with respect to the security. Gain upon a sale, exchange, redemption, retirement or other disposition of the securities generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary loss to the extent of the U.S. holder’s prior net OID inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital loss to the extent in excess thereof. However, the deductibility of a capital loss realized on the taxable disposition of a security is subject to limitations. Under the rules governing CPDIs, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

A U.S. holder that purchases a security for an amount other than the public offering price of the security will be required to adjust its OID inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the security. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase securities at other than the issue price to public should consult their tax advisor regarding these adjustments.

Investors should consult their tax advisor with respect to the application of the CPDI provisions to the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA, each as discussed below, a non-U.S. holder should generally not be subject to U.S. withholding tax with respect to payments on the securities or to generally applicable information reporting and backup withholding requirements with respect to payments on the securities if the non-U.S. holder complies with certain certification and identification requirements as to their non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any basket component issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the basket or any basket component, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.